Exhibit 99.1

Synaptics Reports Results for First Quarter Fiscal 2018

•	Revenue of $417.4 million

•	GAAP net loss per share of $0.79 due primarily to acquisition related items

•	Non-GAAP net income per diluted share of $1.03

•	Consumer IoT acquisitions complete; solutions for infinity displays on track

San Jose, CA – November 7, 2017 – Synaptics Incorporated (NASDAQ: SYNA), the leading developer of human interface solutions, today reported financial results for its first fiscal quarter ended September 30, 2017.

Net revenue for the first quarter of fiscal 2018 increased 8 percent from the comparable quarter last year and declined 2 percent sequentially to $417.4 million. GAAP net loss for the first quarter of fiscal 2018 was $26.5 million, or $0.79 per share. The GAAP net loss was driven primarily by acquisition related items, including amortization of acquired intangibles and inventory fair value adjustments, as well as the discount amortization associated with the accounting for its convertible notes.

Non-GAAP net income for the first quarter of fiscal 2018 increased $900,000 from the comparable quarter last year and decreased $6.3 million sequentially to $35.1 million. Non-GAAP net income per diluted share for the first quarter of fiscal 2018 was $1.03, an increase of 7 percent from the comparable quarter last year and a decrease of 13 percent sequentially. (See below under the heading “Use of Non-GAAP Financial Information” and the attached table for a description and a reconciliation of GAAP to non-GAAP financial measures.)

“I’m pleased to report a solid first fiscal quarter for Synaptics,” stated Rick Bergman, President and CEO. “We completed two major acquisitions during the period, and our entry into the fast growing consumer IoT market is off to a strong start. Contributions from this new platform are expected to approach a quarter of Synaptics’ total revenue in the coming quarter, while also driving increased customer diversification over time. We continue to execute well across our multiple product platforms and remain on track to deliver on key milestones for the mobile market with in-display fingerprint and OLED DDIC.”

First Quarter 2018 Business Metrics (fingerprint products classified according to type of device)

•

Revenue mix from mobile products was approximately 70 percent. Revenue from mobile products of $292.9 million was down 15 percent sequentially and down 7 percent year-over-year. Mobile products revenue includes all touchscreen, display driver, and applicable fingerprint products.

•	Approximately $17.3 million and $23.0 million of mobile product revenue for Q1 fiscal 2017 and Q4 fiscal 2017, respectively, has been reclassified as IoT revenue.

•

Revenue mix from PC products was approximately 16 percent. Revenue from PC products totaled $65.3 million, a sequential increase of 14 percent and an increase of 19 percent year-over-year, and includes applicable fingerprint products.

•	Revenue mix from consumer IoT products was approximately 14%. Revenue from consumer IoT products totaled $59.2 million and includes $20.2 million of revenue formerly classified as mobile revenue.

Wajid Ali, CFO, added, “Considering our backlog of $340 million entering the December quarter, subsequent bookings, customer forecasts and product sell-in and sell-through timing patterns, and the resulting expected product mix, we anticipate revenue for the second quarter of fiscal 2018 to be in the range of $410 to $450 million. We expect the revenue mix from mobile, consumer IoT and PC products to be approximately 62 percent, 24 percent and 14 percent, respectively.”

Cash at September 30, 2017 was $200 million. In the first quarter of fiscal 2018, the company used $397 million for acquisitions and $94 million to repurchase approximately 1.7 million shares of its common stock, partially offset by net debt proceeds of $293 million and $40 million of cash from operations.

Earnings Call and Supplementary Slides

The Synaptics first quarter fiscal 2018 teleconference and webcast is scheduled to begin at 2:00 p.m. PT (5:00 p.m. ET), on Tuesday, November 7, 2017, during which the company will provide forward-looking information. To participate on the live call, analysts and investors should dial 877-856-1969 (conference ID: 9743933). Supplementary slides and a live and archived webcast of the conference call will be accessible from the “Investor Relations” section of the company’s Website at www.synaptics.com.

About Synaptics Incorporated

Synaptics is the pioneer and leader of the human interface revolution, bringing innovative and intuitive user experiences to intelligent devices. Synaptics’ broad portfolio of touch, display, biometrics, voice, audio, and multimedia products is built on the company’s rich

R&D, extensive IP and dependable supply chain capabilities. With solutions designed for mobile, PC, smart home, and automotive industries, Synaptics combines ease of use, functionality and aesthetics to enable products that help make our digital lives more productive, secure and enjoyable. (NASDAQ: SYNA) www.synaptics.com.

Join Synaptics on Twitter, LinkedIn, and Facebook, or visit www.synaptics.com.

Use of Non-GAAP Financial Information

In evaluating its business, Synaptics considers and uses Non-GAAP Net Income, which we define as net income excluding share-based compensation, acquisition related costs, and certain other non-cash or recurring and non-recurring items the company doesn’t believe are indicative of its core operating performance as a supplemental measure of operating performance. Non-GAAP Net Income is not a measurement of the company’s financial performance under GAAP and should not be considered as an alternative to GAAP net income. The company presents Non-GAAP Net Income because it considers it an important supplemental measure of its performance since it facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of share-based compensation charges, acquisition related costs, and certain other non-cash or recurring and non-recurring items. Non-GAAP Net Income has limitations as an analytical tool and should not be considered in isolation or as a substitute for the company’s GAAP net income. The principal limitations of this measure are that it does not reflect the company’s actual expenses and may thus have the effect of inflating its net income and net income per share as compared to its operating results reported under GAAP.

As presented in the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables that follow, each of the non-GAAP financial measures excludes one or more of the following items:

Acquisition related costs.

Acquisition related costs primarily consist of:

•

amortization of purchased intangibles, which includes acquired intangibles such as developed technology, customer relationships, trademarks, backlog, licensed technology, patents, and in-process technology when post-acquisition development is determined to be substantively complete,

•	changes in contingent consideration,

•	inventory adjustments affecting the carrying value of inventory acquired in an acquisition,

•	transitory post-acquisition incentive programs negotiated in connection with an acquired business or designed to encourage post-acquisition retention of key-employees, and

•	legal and consulting costs associated with acquisitions that have been announced and are expected to close or have closed, including non-recurring post-acquisition costs and services.

These acquisition related costs are not factored into the company’s evaluation of its ongoing business operating performance or potential acquisitions, as they are not considered as part of the company’s principal operations. Further, the amount of these costs can vary significantly from period to period based on the terms of an earn-out arrangement, revisions to assumptions that went into developing the estimate of the contingent consideration associated with an earn-out arrangement, the size and timing of an acquisition, the lives assigned to the acquired intangible assets, and the maturity of the business acquired. Excluding acquisition related costs from non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability and potential earnings volatility associated with purchase accounting and acquisition related items.

Share-based compensation.

Share-based compensation expense relates to employee equity award programs and the vesting of the underlying awards, which includes stock options, deferred stock units, market stock units and the employee stock purchase plan. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond the company’s control. As a result, the company excludes this item from its internal operating forecasts and models. The company believes that non-GAAP measures reflecting adjustments for share-based compensation provide investors with a basis to compare the company’s principal operating performance against the performance of peer companies without the variability created by share-based compensation resulting from the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Restructuring costs.

Restructuring costs consist primarily of employee severance and office closure costs, including the reversal of such costs. These costs are generally infrequent, cash-based, and designed to address cost structure inefficiencies. As a result, the company excludes restructuring costs from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that non-GAAP measures reflecting adjustments for restructuring costs provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by infrequent restructuring costs designed to address cost structure inefficiencies in its business.

Other non-cash items, net.

Other non-cash items, net includes non-cash amortization of debt discount and issuance costs, and the gain on redemption or the accretion of interest income on certain of the company’s investments in auction rate securities, in which the cost basis was previously written down in value. These items are excluded from non-GAAP results as either the previous write-down was excluded from non-GAAP results or the item is non-cash. Excluding other non-cash items, net from non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability associated with other non-cash items, net.

Equity investment loss

Equity investment loss represents an adjustment in the book value of an equity investment in a minority owned company. The equity investment loss is a non-cash item. As a result, the company excludes equity investment loss from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that non-GAAP measures reflecting adjustments for equity investment loss provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by non-cash item.

Non-GAAP tax adjustments.

The company forecasts its long-term non-GAAP tax rate in order to provide investors with improved long-term modeling accuracy and consistency across financial reporting periods by eliminating the effects of certain items in our Non-GAAP net income and Non-GAAP net income per share, including the type and amount of deductible stock options, delivery of shares under deferred stock unit awards and market stock unit awards, the taxation of post-acquisition intercompany intellectual property cross-licensing or transfer transactions, and the impact of other acquisition items that may or may not be tax deductible. The company intends to evaluate its long-term non-GAAP tax rate annually for significant events, including material tax law changes in the major tax jurisdictions in which the company operates, corporate organizational changes related to acquisitions or tax planning opportunities, and substantive changes in our geographic earnings mix.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of

1934, as amended. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business, and can be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements may include words such as ”expect,” “anticipate,” “intend,” “believe,” “estimate,” “plan,” “target,” “strategy,” “continue,” “may,” “will,” “should,” variations of such words, or other words and terms of similar meaning. All forward-looking statements reflect our best judgment and are based on several factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Such factors include, but are not limited to, the risks as identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of our Annual Report on Form 10-K for the fiscal year ended June 24, 2017, and other risks as identified from time to time in our Securities and Exchange Commission reports. Forward-looking statements are based on information available to us on the date hereof, and we do not have, and expressly disclaim, any obligation to publicly release any updates or any changes in our expectations, or any change in events, conditions, or circumstances on which any forward-looking statement is based. Our actual results and the timing of certain events could differ materially from the forward-looking statements. These forward-looking statements do not reflect the potential impact of any mergers, acquisitions, or other business combinations that had not been completed as of the date of this release.

For more information contact:

Jennifer Jarman

The Blueshirt Group

415-217-5866

jennifer@blueshirtgroup.com

SYNAPTICS INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In millions except share data)

(Unaudited)

	September 30,	June 30,
	2017	2017
Assets
Current assets:
Cash and cash equivalents	$199.7	$367.8
Accounts receivables, net of allowances of $2.6	253.6	255.2
Inventories	179.6	131.4
Prepaid expenses and other current assets	16.5	37.6

Total current assets	649.4	792.0

Property and equipment at cost, net	119.6	113.8
Goodwill	364.1	206.8
Purchased intangibles, net	286.7	101.0
Non-current other assets	57.3	53.1

Total assets	$1,477.1	$1,266.7

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$126.3	$135.8
Accrued compensation	21.0	31.9
Income taxes payable	17.4	17.2
Acquisition-related liabilities	8.7	8.7
Other accrued liabilities	103.1	101.8
Current portion of long-term debt	—	15.0

Total current liabilities	276.5	310.4

Long-term debt	—	202.0
Convertible notes, net	438.1	—
Other long-term liabilities	16.7	14.1

Total liabilities	731.3	526.5

Commitments and contingencies

Stockholders’ equity:
Preferred stock;
$.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock;
$.001 par value; 120,000,000 shares authorized; 61,375,435 and 60,579,911 shares issued, and 33,735,559 and 34,638,435 shares outstanding, respectively	0.1	0.1
Additional paid in capital	1,114.1	1,004.8
Less: 27,639,876 and 25,941,476 treasury shares, respectively, at cost	(1,073.9)	(980.3)
Accumulated other comprehensive income	1.5	1.5
Retained earnings	704.0	714.1

Total stockholders’ equity	745.8	740.2

Total liabilities and stockholders’ equity	$1,477.1	$1,266.7

SYNAPTICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2017	2016
Net revenue	$417.4	$386.2
Acquisition related costs (1)	31.7	12.2
Cost of revenue	271.3	250.6

Gross margin	114.4	123.4
Operating expenses
Research and development	86.2	73.4
Selling, general, and administrative	37.6	34.6
Acquisition related costs, net (2)	6.1	4.5
Restructuring costs (3)	1.4	5.3

Total operating expenses	131.3	117.8

Operating income/(loss)	(16.9)	5.6
Interest and other income/(expense), net	(6.0)	(0.9)

Income before provision for income taxes and equity investment gain/(loss)	(22.9)	4.7
Provision for income taxes	3.2	1.0
Equity investment loss	(0.4)	—

Net income/(loss)	$(26.5)	$3.7

Net income/(loss) per share:
Basic	$(0.79)	$0.11

Diluted	$(0.79)	$0.10

Shares used in computing net income/(loss) per share:
Basic	33.5	34.8

Diluted	33.5	35.6

(1)	These acquisition related costs consist primarily of amortization of acquired intangible assets and inventory fair value adjustments associated with acquisitions.
(2)	These acquisition related costs, net consist primarily of amortization associated with certain acquired intangible assets as well as transitory acquisition related compensation plans.
(3)	Restructuring costs primarily include severance costs and facility consolidation costs associated with operational restructurings and acquisitions.

SYNAPTICS INCORPORATED

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(In millions except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2017	2016
GAAP gross margin	$114.4	$123.4
Acquisition related costs	31.7	12.2
Share-based compensation	0.7	0.5

Non-GAAP gross margin	$146.8	$136.1

GAAP gross margin - percentage of revenue	27.4%	32.0%
Acquisition related costs - percentage of revenue	7.6%	3.1%
Share-based compensation - percentage of revenue	0.2%	0.1%

Non-GAAP gross margin - percentage of revenue	35.2%	35.2%

GAAP research and development expense	$86.2	$73.4
Acquisition and integration related costs	(0.4)	—
Share-based compensation	(9.1)	(7.8)

Non-GAAP research and development expense	$76.7	$65.6

GAAP selling, general, and administrative expense	$37.6	$34.6
Acquisition and integration related costs	(1.5)	—
Share-based compensation	(6.7)	(6.3)

Non-GAAP selling, general, and administrative expense	$29.4	$28.3

GAAP operating income/(loss)	$(16.9)	$5.6
Acquisition and integration related costs	39.7	16.7
Share-based compensation	16.5	14.6
Restructuring costs	1.4	5.3

Non-GAAP operating income	$40.7	$42.2

GAAP net income/(loss)	$(26.5)	$3.7
Acquisition and integration related costs	39.7	16.7
Share-based compensation	16.5	14.6
Restructuring costs	1.4	5.3
Other non-cash items, net	5.7	(0.1)
Equity investment loss	0.4	—
Non-GAAP tax adjustments	(2.1)	(6.0)

Non-GAAP net income	$35.1	$34.2

GAAP net income/(loss) per share - diluted	$(0.79)	$0.10
Acquisition and related costs	1.19	0.47
Share-based compensation	0.49	0.41
Restructuring costs	0.04	0.15
Other non-cash items, net	0.17	—
Equity investment loss	0.01	—
Non-GAAP tax adjustments	(0.06)	(0.17)
Non-GAAP share adjustment	(0.02)	—

Non-GAAP net income per share - diluted	$1.03	$0.96

SYNAPTICS INCORPORATED

CONDENSED CONSOLIDATED CASH FlOWS

(In millions)

(Unaudited)

	Three Months Ended
	September 30,
	2017	2016
Net Income	$(26.5)	$3.7
Non-cash operating items	46.2	34.2
Changes in working capital	20.1	(37.9)

Provided by operations	39.8	—

Acquisition of business, net of cash	(396.8)	—
Fixed asset & intangible asset purchases	(11.4)	(5.7)
Investment in direct financing lease, net	—	(14.3)

Used in investing	(408.2)	(20.0)

Treasury shares purchased	(93.6)	(25.0)
Equity compensation, net	0.6	1.2
Debt related, net	293.4	(7.5)

Provided by/(Used in) financing	200.4	(31.3)

Effect of exchange rate changes on cash and cash equivalents	(0.1)	0.5

Net change in cash and cash equivalents	(168.1)	(50.8)

Cash and cash equivalents at beginning of period	367.8	352.2

Cash and cash equivalents at end of period	$199.7	$301.4

Cash paid for taxes	$11.4	$2.9

Cash refund on taxes	$—	$0.7